As filed with the Securities and Exchange Commission on August 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RICE ENERGY INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1311	46-3785773
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel J. Rice IV

Chief Executive Officer

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Douglas E. McWilliams Matthew R. Pacey Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Gerald M. Spedale Jason A. Rocha Baker Botts L.L.P 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-197266

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $0.01 per share	2,229,650	$27.30	$60,869,445	$7,839.99

(1)	Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-197266) (the “Initial Registration Statement”), is hereby registered. The registrant previously registered 11,500,000 shares of Common Stock with a proposed maximum aggregate offering price of $304,347,500 on the Initial Registration Statement, which was declared effective on August 13, 2014.
(4)	In connection with the initial filing of the Initial Registration Statement on July 7, 2014, the registrant previously paid a fee of $89,489 in connection with the proposed maximum aggregate offering price at the time. The fee associated with the first amendment to the Initial Registration Statement was $39,200 based on the proposed maximum aggregate offering price of $304,347,500.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional shares of common stock of Rice Energy Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-197266), initially filed by Rice Energy Inc. with the Securities and Exchange Commission on July 7, 2014, as amended by Amendment No. 1 thereto filed on August 11, 2014, and which was declared effective on August 13, 2014, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-197266), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1*	—	Opinion of Vinson & Elkins L.L.P.

23.1*	—	Consent of Ernst & Young LLP (Alpha Shale Resources, LP)

23.2*	—	Consent of Grossman Yanak & Ford LLP (Countrywide Energy Services, LLC)

23.3*	—	Consent of Ernst & Young LLP (Alpha Shale Resources, LP)

23.4*	—	Consent of Schneider Downs & Co., Inc. (Alpha Shale Resources, LP)

23.5*	—	Consent of Netherland, Sewell and Associates, Inc.

23.6*	—	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1	—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-197266) filed with the Securities and Exchange Commission on August 11, 2014 and incorporated by reference herein)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on August 13, 2014.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Rice IV	Director, Chief Executive Officer	August 13, 2014
Daniel J. Rice IV	(Principal Executive Officer)

*	Director, President and	August 13, 2014
Toby Z. Rice	Chief Operating Officer

*	Vice President and Chief Financial Officer	August 13, 2014
Grayson T. Lisenby	(Principal Financial Officer)

*	Vice President, Chief Accounting &	August 13, 2014
James W. Rogers	Administrative Officer, Treasurer
(Principal Accounting Officer)

*	Director	August 13, 2014
Robert F. Vagt

*	Director	August 13, 2014
Chris G. Carter

*	Director	August 13, 2014
James W. Christmas

*	Director	August 13, 2014
Kevin S. Crutchfield

*	Director	August 13, 2014
Scott A. Gieselman

*	Director	August 13, 2014
Daniel J. Rice III

By:	/s/ Daniel J. Rice IV Daniel J. Rice IV Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number		Description

5.1*	—	Opinion of Vinson & Elkins L.L.P.

23.1*	—	Consent of Ernst & Young LLP (Alpha Shale Resources, LP)

23.2*	—	Consent of Grossman Yanak & Ford LLP (Countrywide Energy Services, LLC)

23.3*	—	Consent of Ernst & Young LLP (Alpha Shale Resources, LP)

23.4*	—	Consent of Schneider Downs & Co., Inc. (Alpha Shale Resources, LP)

23.5*	—	Consent of Netherland, Sewell and Associates, Inc.

23.6*	—	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1	—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-197266) filed with the Securities and Exchange Commission on August 11, 2014 and incorporated by reference herein).

*	Filed herewith.

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